EXHIBIT 10.7

AMENDED AND RESTATED VOTING AGREEMENT

by and among

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

(d/b/a ARLINGTON ASSET INVESTMENT CORP.),

FBR TRS HOLDINGS, INC.,

FBR CAPITAL MARKETS CORPORATION,

FOREST HOLDINGS (ERISA) LLC,

and

FOREST HOLDINGS LLC

dated as of

May 20, 2009

TABLE OF CONTENTS

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions	2

ARTICLE 2

BOARD COMPOSITION

Section 2.1 Composition of the Board	3
Section 2.2 Composition of Subsidiary Boards	5
Section 2.3 Continuing Committee Representation	5
Section 2.4 Scale-Back of Crestview Board Representation	5
Section 2.5 Scale-Back of FBR TRS Board Representation	6
Section 2.6 Implementation.	6
Section 2.7 Observer Status	6

ARTICLE 3

COVENANTS AND OTHER AGREEMENTS

Section 3.1 Affiliate Transactions	7
Section 3.2 FBR TRS Voting	7
Section 3.3 Termination of the Governance Agreement	7

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties	8

ARTICLE 5

MISCELLANEOUS

Section 5.1 Term	8
Section 5.2 Counterparts	8
Section 5.3 Governing Law	9
Section 5.4 Entire Agreement	9
Section 5.5 Specific Performance	9
Section 5.6 Notices	9
Section 5.7 Assignment; Transfers.	10
Section 5.8 Headings	11
Section 5.9 Amendments and Waivers	11
Section 5.10 Interpretation; Absence of Presumption	11

i

Section 5.11 Severability	11
Section 5.12 Jurisdiction	11
Section 5.13 Waiver of Jury Trial	12
Section 5.14 Further Assurances	12
Section 5.15 Recapitalization, Etc	12
Section 5.16 FBR Group Guarantee	12
Section 5.17 FBR TRS Acknowledgment	12
Section 5.18 Acknowledgement Regarding Director Agreement	12

ii

AMENDED AND RESTATED VOTING AGREEMENT

THIS AMENDED AND RESTATED VOTING AGREEMENT (this “Agreement”) is dated as of May 20, 2009, and is by and among Friedman, Billings, Ramsey Group, Inc. (d/b/a Arlington Asset Investment Corp.), a Virginia corporation (“FBR Group”), FBR TRS Holdings, Inc., a Virginia corporation (“FBR TRS”), FBR Capital Markets Corporation, a Virginia corporation (“FBR” or the “Company”), Forest Holdings (ERISA) LLC, a Delaware limited liability company (“Crestview ERISA”), and Forest Holdings LLC, a Delaware limited liability company (“Crestview LLC” and together with Crestview ERISA, “Crestview”). FBR Group, FBR TRS, the Company, and Crestview are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, FBR Group, FBR TRS, FBR and Crestview entered into a letter agreement on June 22, 2006, as amended on July 14, 2006, setting forth the principal terms and conditions pursuant to which Crestview would acquire Shares concurrently with the 144A private placement of Shares, and be granted options to acquire additional Shares (the “Options”) from the Company, which letter agreement contemplated that the parties thereto would further memorialize their agreements with respect to such transactions in definitive agreements;

WHEREAS, FBR and Crestview entered into an Investment Agreement, dated as of July 19, 2006 (the “Investment Agreement”), setting forth, inter alia, the terms and conditions pursuant to which Crestview acquired the Original Shares from the Company and was granted the Options;

WHEREAS, following consummation of the transactions contemplated by the Investment Agreement, Crestview has owned a significant percentage of the equity interests in the Company;

WHEREAS, in conjunction with the entering into of the Investment Agreement, the Parties entered into that certain Voting Agreement, dated as of July 20, 2006 (the “Voting Agreement”), providing for, among other things, certain voting rights of the Parties in accordance with Section 13.1-671 of the Virginia Stock Corporation Act;

WHEREAS, in conjunction with the entering into of the Investment Agreement, FBR Group, FBR TRS, Crestview ERISA, and Crestview LLC entered into that certain Governance Agreement, dated as of July 20, 2006 (the “Governance Agreement”), providing for, among other things, certain tag-along rights, rights of first offer, and rights of first refusal;

WHEREAS, pursuant to that certain Stock Repurchase Agreement, dated as of May     , 2009, by and between the Company, FBR TRS and FBR Group (the “Repurchase Agreement”), the Company has agreed to repurchase certain Shares that are currently held by FBR TRS;

WHEREAS, in connection with the Repurchase Agreement and consummation of the transactions contemplated thereby, the Parties desire to amend and restate the Voting Agreement as more fully set forth herein; and

WHEREAS, in connection with the Repurchase Agreement and consummation of the transactions contemplated thereby, FBR Group, FBR TRS, Crestview ERISA, and Crestview LLC desire to terminate the Governance Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

AGREEMENT

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. Capitalized terms not defined herein shall have their respective meanings specified in the Investment Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

“AAI Designees” shall have the meaning specified in Section 2.1.

“Board” shall mean the board of directors of the Company.

“Cause” shall mean the Director’s commission of a felony or any other crime involving moral turpitude or of a material dishonest act or fraud against the Company or any of its Affiliates, or any act or omission by the Director that is the result of misconduct or bad faith and that is, or may reasonably be expected to be, materially injurious to the Company or any of its Affiliates.

“Crestview Designees” shall have the meaning specified in Section 2.1.

“Director” shall mean a member of the Board.

“Director Agreement” shall mean that certain Director Agreement, dated as of December 21, 2008, by and between Eric F. Billings and the Company.

“Independent Directors” shall have the meaning specified in Section 2.1.

“Original Shares” shall mean the number of Shares acquired by Crestview with the Invested Capital (including Shares issued in respect of, in exchange for or in substitution of such Shares by reason of any Reorganization).

“Reorganization” shall mean any reorganization, recapitalization, stock dividend, stock split or any similar change in the capital structure of the Company.

“Shares” shall mean shares of common stock, par value $0.001 per share, of the Company.

ARTICLE 2

BOARD COMPOSITION

Section 2.1 Composition of the Board.

(a)    Board. (i) From and after the date hereof, the Board shall consist of nine Directors, who shall be nominated as follows:

(A)	one Director shall be designated for election or appointment, as applicable, by Crestview ERISA, and one Director shall be designated for election or appointment, as applicable, by Crestview LLC (collectively, the “Crestview Designees”);

(B)	two Directors shall be designated for election or appointment, as applicable, by FBR TRS, one of which Directors shall be Eric F. Billings for so long as he is entitled to be nominated for election to the Board pursuant to the Director Agreement, and the other of which Directors shall be designated for election or appointment, as applicable, by FBR TRS after good faith consultation with the Company, and initially shall be Ralph S. Michael, III (the “AAI Designees”); provided, that if Eric F. Billings (1) is no longer entitled to be nominated for election to the Board pursuant to the Director Agreement, or (2) no longer desires to serve as a Director, then FBR TRS shall be entitled to designate a replacement Director for election or appointment, as applicable, after good faith consultation with the Company;

(C)	four Directors who shall be independent within the meaning of the rules promulgated by the SEC and the exchange(s) on which the Shares are listed (the “Independent Directors”) shall be designated for election or appointment, as applicable, by the Board (acting by majority vote), who shall be reasonably acceptable to Crestview; and

(D)	one Director shall be designated for election or appointment, as applicable, by the Board (acting by majority vote), which Director shall be the Chief Executive Officer of the Company.

(ii)	The Crestview Designees, the AAI Designees, the Independent Designees and the Chief Executive Officer of the Company will be elected or appointed, as applicable, (or re-elected or re-appointed, as the case may be) and seated as Directors at the Company’s next annual meeting after the date hereof and at each annual or special meeting thereafter.

(b)    Removal and Replacement of Directors. Directors may be removed from office and replaced as follows (it being understood that the following shall be effected in a manner that is not in violation of the Virginia Stock Corporation Act or the Articles of Incorporation or Bylaws of the Company regarding removal of directors. That is, removal of any director shall be subject to the approval of the holders of a majority of the outstanding Shares):

(i)	Any Party may designate any or all of its own designees for removal from the Board (or any Subsidiary or Committee, as applicable) and may designate a nominee for appointment to the Board to fill any vacancy resulting from any such removal; provided, however, that FBR TRS shall not have authority to remove and/or replace Eric F. Billings from the Board for so long as he is entitled to be nominated for election to the Board pursuant to the Director Agreement.

(ii)	For so long as Crestview has the right to designate one Director nominee for election or appointment, as applicable, to the Board pursuant to this Article 2, FBR TRS may not take any action to cause the removal of a Crestview Designee except for Cause and in that event the relevant Crestview entity may nominate a replacement for the Director so removed.

(iii)	For so long as FBR TRS has the right to designate one Director nominee for election or appointment, as applicable, to the Board pursuant to this Article 2, Crestview may not take any action to cause the removal of an AAI Designee except for Cause and in that event FBR TRS may nominate a replacement for the Director so removed.

(iv)	The Board (acting by majority vote) shall have the right to designate for removal any or all of the Directors (other than the Crestview Designees and the AAI Designees) at any time and shall have the right to designate a nominee (consistent with the provisions of Section 2.1(a)(i)(C) and Section 2.1(a)(i)(D)) to fill the vacancy resulting from any such removal or any vacancy created as a result of Crestview or FBR TRS losing its right to designate a Director nominee pursuant to Section 2.4 or Section 2.5, respectively; provided that the Board shall consult with Crestview with respect to the selection of a replacement for any Independent Director as provided in Section 2.1(b)(v).

(v)	For so long as Crestview has the right to designate one Director nominee for election or appointment, as applicable, to the Board pursuant to this Article 2, in the event of a vacancy created by the departure (for any reason, including death, disability, retirement, resignation or removal (with or without cause)) of an Independent Director, the Board (acting by majority vote) shall have the right to designate a replacement Independent Director who shall be reasonably acceptable to Crestview for appointment to fill the vacancy resulting from such departure; provided that if the Board and Crestview are unable to agree on the replacement Independent Director (x) the Board shall have the right to designate the replacement Independent Director for appointment to fill the vacancy resulting from such departure to serve until such time as the Board and Crestview can agree on a permanent replacement, and (y) if the Board and Crestview are unable to agree on a permanent replacement Independent Director within 45 days after the creation of such vacancy, the remaining permanent Independent Directors, if any, shall have the right to designate the permanent replacement Independent Director for appointment to fill the vacancy resulting from such departure after consultation with both the remaining members of the Board and Crestview.

Section 2.2 Composition of Subsidiary Boards. Each of the Parties agrees that, for so long as Crestview has the right to designate one Director nominee for election or appointment, as applicable, to the Board pursuant to this Article 2, Crestview shall have the right to designate one of the Crestview Designees (or another representative reasonably acceptable to the Board) for election or appointment, as applicable, to the board of directors of each Subsidiary of the Company other than the direct and indirect Subsidiaries of the Company that are registered investment advisers; provided that to the extent that applicable Law does not permit such Crestview Designee (or other representative reasonably acceptable to the Board) to serve as a member of any such Subsidiary board of directors, such Crestview Designee shall be entitled to observer status on such board of directors. The Company hereby agrees to take such action (and to cause its officers and Subsidiaries to take such action), including but not limited to voting its shares of capital stock in each of its Subsidiaries, as shall be necessary in order to carry out the intents and purposes of this Section 2.2.

Section 2.3 Continuing Committee Representation. Each of the Parties agrees that:

(a) For so long as Crestview has the right to designate one Director nominee for election or appointment, as applicable, to the Board pursuant to this Article 2, each Committee of the Board, to the extent permitted by applicable Law (including the rules of the exchange on which the Shares are listed), shall have as a member at least one Crestview Designee; provided that to the extent such applicable Law does not permit such designee(s) to be full members of such Committees, such designee(s) shall be entitled to observer status on such Committees.

(b) For so long as FBR TRS has the right to designate one Director nominee for election or appointment, as applicable, to the Board pursuant to this Article 2, each Committee of the Board, to the extent permitted by applicable Law (including the rules of the exchange on which the Shares are listed), shall have as a member at least one AAI Designee; provided that to the extent such applicable Law does not permit such designee(s) to be full members of such Committees, such designee(s) shall be entitled to observer status on such Committees.

Section 2.4 Scale-Back of Crestview Board Representation. Each of the Parties agrees that:

(a) From the time that (1) Crestview and its Affiliates who become parties to this Agreement cease to own at least 66 2/3% of the Original Shares, Crestview LLC shall no longer be entitled to designate a nominee for election or appointment to the Board, and (2) Crestview and its Affiliates who become parties to this Agreement cease to own at least 33 1/3% of the number of Original Shares, Crestview ERISA shall no longer be entitled to designate a nominee for election or appointment to the Board, and upon either of the foregoing, the applicable Crestview Designee shall be replaced by an additional Independent Director nominee designated for election or appointment to the Board by the Board (acting by majority vote), who shall be, in the case of clause (1) above only, reasonably acceptable to Crestview.

(b) From and after such time as Crestview and its Affiliates cease to own at least 66 2/3% of the Original Shares, Crestview shall have no further approval rights with respect to Independent Directors.

Section 2.5 Scale-Back of FBR TRS Board Representation. Each of the Parties agrees that, from the time that FBR TRS and its Affiliates who become parties to this Agreement cease to own at least 10% of the outstanding Shares, FBR TRS shall no longer be entitled to designate a nominee for election or appointment to the Board, and upon such event, the AAI Designees shall be replaced by additional Independent Director nominees designated for election or appointment to the Board by the Board (acting by majority vote), who shall be reasonably acceptable to Crestview.

Section 2.6 Implementation.

(a) Each of the Parties agrees that it shall (and shall cause its Affiliates to) cooperate in facilitating any action described in or required by this Agreement, including by voting all of the Shares under its control in support of such action. Without limiting the generality of the foregoing, each of the Parties agrees that it shall (and shall cause its Affiliates to) vote its Shares or execute consents, as the case may be, and take all other necessary action (including nominating such designees and calling an annual or special meeting of stockholders) in order to ensure that the composition of the Board is as set forth in this Article 2 and otherwise to give effect to the provisions of this Article 2. Each Party shall vote its Shares, and shall take all other actions necessary, to ensure that the Articles of Incorporation and Bylaws of the Company facilitate and do not at any time conflict with any provision of this Agreement; provided that no action shall be required to be taken that is, and no amendment to the Articles of Incorporation or Bylaws shall be adopted that is, inconsistent with any provision in the Virginia Stock Corporation Act. Notwithstanding any other provision in this Agreement, and commencing after the Company’s Annual Meeting of Shareholders to be held on June 4, 2009, FBR TRS and FBR Group shall only be obligated or required under this Article 2 to vote its Shares in favor of the election of the Crestview Designees.

(b) The Company agrees that it will (and will cause its officers and its Subsidiaries to) take all such action as shall be necessary (including by voting all shares of capital stock or other equity interests that it holds in each of its Subsidiaries, either in a meeting or in an action by written consent) to ensure that the articles of incorporation and bylaws or other applicable governing documents of each of its Subsidiaries are consistent with, and do not conflict with, any provision of this Agreement and that the boards of directors, general partners, managing members or other applicable governing body or persons for each such Subsidiary shall act in accordance with the provisions of this Agreement and that each Subsidiary board of directors or other applicable governing body is as set forth in Article 2; provided that no action shall be required that is, and no amendment to the articles of incorporation, bylaws or other similar organizational documents shall be adopted that is, inconsistent with any provision in the Virginia Stock Corporation Act.

Section 2.7 Observer Status. Each of the Parties agrees that, during the periods described below in this Section 2.7, to the extent not inconsistent with the requirements of the Virginia Stock Corporation Act and to the extent otherwise as permitted by Law, Crestview ERISA shall have the right to appoint one representative (the “Representative”) to attend each meeting of the Board as a non-voting observer, whether such meeting is conducted in person or by teleconference. The Representative shall have the right to present matters for consideration by the Board and to speak on matters presented by others. The Company shall cause the

Representative to be provided with all communications and materials that are provided by the Company or its consultant to the members of the Board generally, at the same time and in the same manner that such communications and materials are provided to such members, including all notices, board packages, reports, presentations, minutes and consents. The Representative shall be entitled to meet and consult with the senior executive management team of the Company on a quarterly basis to discuss the quarterly and annual business plans of the Company and its Subsidiaries and to review the progress of the Company and its Subsidiaries in achieving their plans. In addition, upon request to the Chief Executive Officer of the Company, the members of the senior executive management team of the Company shall make themselves available during normal business hours to meet with the Representative on an interim basis, as the Representative may reasonably request from time to time. Upon reasonable request by the Representative to the Chief Executive Officer of the Company, the Representative shall be entitled, at the Representative’s cost and expense, to inspect the books and records and the facilities of the Company and its Subsidiaries during normal business hours and to request and receive reasonable information regarding the financial condition and operations of the Company and its Subsidiaries. The right of Crestview ERISA to appoint a Representative, and the rights of that Representative described above, shall exist (i) solely during the periods, if any, in which Crestview ERISA does not have the right to designate any member for nomination for election to the Board or no person designated for nomination by Crestview under Article 2 is serving as a member of the Board, and (ii) solely for so long Crestview ERISA is intended to qualify (and only as reasonably required for Crestview to qualify) as a “venture capital operating company” under U.S. Department of Labor Regulation 29 C.F.R. Section 2510.3-101. Notwithstanding the foregoing, (1) the Company shall be permitted to exclude a Representative from meetings and from receiving certain information if, based on the advice of counsel, such exclusion is necessary or advisable to protect the attorney-client or any other legal privilege, and (2) such Representative shall be subject to Sections 5.06 and 5.07 of the Investment Agreement.

ARTICLE 3

COVENANTS AND OTHER AGREEMENTS

Section 3.1 Affiliate Transactions. Each of the Parties agrees that any transaction, agreement or arrangement (including amendments, waivers or terminations of agreements or arrangements) between the Company or any of its Subsidiaries, on the one hand, and FBR Group and its Affiliates (excluding the Company and its Subsidiaries but including FBR TRS), on the other hand, shall be subject to approval by a majority of the Board other than the AAI Designees.

Section 3.2 FBR TRS Voting. Each of FBR TRS and FBR Group (on behalf of itself and its Affiliates) agrees that, from and after the date hereof and until completion of the Company’s Annual Meeting of Shareholders to be held on June 4, 2009, in addition to voting in accordance with the terms of Article 2 with respect to the election of Directors, it (or such Affiliates) shall vote on all other matters presented to the stockholders of the Company for a vote thereon in accordance with the recommendation of the Board.

Section 3.3 Termination of the Governance Agreement. Each of Crestview ERISA and Crestview LLC waives any rights they may have had pursuant to Section 2.4 of the Governance Agreement in connection with the Repurchase Agreement and the transactions contemplated thereby, and each of FBR Group, FBR TRS, Crestview ERISA, and Crestview LLC agree that the Governance Agreement is hereby terminated in its entirety.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties. Each of the Parties represents and warrants to each of the other Parties that:

(a) it is an entity duly organized and validly existing and in good standing under the laws of its jurisdiction of formation, with requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby;

(b) the execution, delivery and performance by it of this Agreement, and the consummation by it of the transactions contemplated hereby and compliance by it with the terms hereof will not conflict with, or result in any breach of or constitute a default under, (i) any provision of its certificate of incorporation or formation or bylaws, or equivalent constitutive documents, (ii) any provision of any contract or other agreement or instrument to which it is a party or by which it or its properties are bound, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to it, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults which have been validly waived or would not reasonably be expected to have a material adverse effect on it or on its ability to perform its obligations under this Agreement; and

(c) this Agreement has been duly authorized, executed and delivered by it and is enforceable against it in accordance with its terms, except in each case as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

ARTICLE 5

MISCELLANEOUS

Section 5.1 Term. The rights and obligations specified in this Agreement shall expire (unless earlier expired or terminated in accordance with the terms hereof) at such time as Crestview and its Affiliates who are parties to this Agreement cease to own at least one percent (1%) of the Original Shares. The rights of FBR TRS under this Agreement, and the obligations of the other Parties with respect to such rights of FBR TRS, shall expire (unless earlier expired or terminated in accordance with the terms hereof) at such time as FBR TRS and its Affiliates who are parties to this Agreement cease to own at least 10% of the outstanding Shares; provided, however, that FBR TRS and its Affiliates and any transferees referenced in Section 5.7(b), as applicable, so long as FBR TRS or any such transferee continues to own any capital stock of the Company, shall continue to be bound by their obligations under Section 2.6(a), which, after the Company’s Annual Meeting of Shareholders to be held on June 4, 2009, shall be only to vote its Shares in favor of the election of the Crestview Designees.

Section 5.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to each other Party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 5.2, provided receipt of copies of such counterparts is confirmed.

Section 5.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT REFERENCE TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 5.4 Entire Agreement. This Agreement, together with the Investment Agreement and the other agreements contemplated thereby, contains the entire agreement between the Parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the Parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any Person not a Party hereto (or their successors and assigns) any rights or remedies hereunder.

Section 5.5 Specific Performance. The Parties acknowledge and agree that a breach or threatened breach, of any agreement contained herein, including, without limitation, those contained in Article 2, will cause irreparable damage, and the other Parties will have no adequate remedy at law or in equity. Accordingly, each Party agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief.

Section 5.6 Notices. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any Party when delivered by hand, by messenger, or by a nationally recognized overnight delivery company, when delivered by telecopy and confirmed by return telecopy, or when delivered by first-class mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below. Notices to the Company shall be addressed to:

FBR Capital Markets Corporation

1001 Nineteenth Street North

Arlington, VA 22209

Attention: Chief Legal Officer

Telecopy Number: (703) 469-1140

or at such other address and to the attention of such other Person as the Company may designate by written notice to the other Parties. Notices to FBR Group and FBR TRS shall be addressed to such Party in care of:

Friedman, Billings, Ramsey Group, Inc.

(d/b/a Arlington Asset Investment Corp.)

1001 Nineteenth Street North

Arlington, VA 22209

Attention: Chief Executive Officer

Telecopy Number: (703) 469-1145

or at such other address and to the attention of such other Person as FBR Group or FBR TRS may designate by written notice to the other Parties. Notices to Crestview shall be addressed to:

Forest Holdings LLC

Forest Holdings (ERISA) LLC

c/o Crestview Partners, L.P.

667 Madison Avenue

New York, NY 10065

Attention: Tom Murphy

Telecopy Number: (212) 906-0750

with a copy to:

Davis Polk & Wardwell

450 Lexington Avenue

New York, NY 10017

Attention: Carole Schiffman, Esq.

Telecopy Number: (212) 450-3800

or at such other address and to the attention of such other Person as Crestview may designate by written notice to the other Parties.

Section 5.7 Assignment; Transfers.

(a) Assignment. Subject to the immediately following sentence, the rights of each Party specified herein are personal to such Party and will not pass to any acquiror of such Party’s Shares; provided that nothing herein shall prevent FBR TRS or its Affiliates from Transferring or causing any Affiliate to Transfer any of its Shares or, subject to the immediately following sentence and Section 5.7(b) below, impose any obligations or restrictions on any acquiror of such Shares. If any Party other than the Company (or any of their respective permitted assignees) transfers Shares to any of their Affiliates (which Transfers shall be expressly permitted hereunder, subject to compliance with the remainder of this sentence), such Affiliates shall become bound by all the provisions of this Agreement pursuant to an agreement reasonably satisfactory to such other Parties. Except as otherwise specifically provided in this Agreement, neither this Agreement nor any right, remedy obligation or liability arising hereunder or by reason hereof shall be assignable by any Party.

(b) Transfers by FBR TRS. In the event FBR TRS sells or otherwise transfers Shares representing at least a 10% interest in the Company to any Person or group of Persons, FBR TRS will require such Person or group only to be bound by the obligations of FBR TRS set forth in Section 2.6(a) of this Agreement, which with respect to any such Person or group of Persons, after the Company’s Annual Meeting of Shareholders to be held on June 4, 2009, shall only be to vote its Shares in favor of the election of the Crestview Designees; provided, however, that this Section 5.7(b) shall not apply with respect to the transfer of Shares from FBR TRS to the Company pursuant to the Repurchase Agreement.

Section 5.8 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

Section 5.9 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Parties. Any Party may, only by an instrument in writing, waive compliance by the other Parties with any term or provision hereof on the part of such other Parties to be performed or complied with. The waiver by any Party of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

Section 5.10 Interpretation; Absence of Presumption. (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and paragraph references are to the Articles, Sections and paragraphs to this Agreement unless otherwise specified, (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified, (iv) the word “or” shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

(b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

Section 5.11 Severability. If any provision of this Agreement or the application of such provision to any Person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to Persons or circumstances, other than the Party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

Section 5.12 Jurisdiction. The Parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement or the transactions contemplated hereby or thereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 5.6 shall be deemed effective service of process on such Party.

Section 5.13 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.14 Further Assurances. The Parties agree that, from time to time, each of them will, and will cause their respective Affiliates to, execute and deliver such further instruments and take such other action as may be necessary to carry out the purposes and intents hereof.

Section 5.15 Recapitalization, Etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Shares by reason of any Reorganization, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the Parties under this Agreement; provided, however, that this Section 5.15 shall not apply with respect to the transactions contemplated by the Repurchase Agreement.

Section 5.16 FBR Group Guarantee. FBR Group hereby guarantees to the Crestview the prompt and full discharge by FBR TRS of all of FBR TRS’ covenants, agreements and obligations under this Agreement including the due and punctual payment of all amounts which are or may become due and payable by FBR TRS hereunder, when and as the same shall become due and payable in accordance with the terms hereof.

Section 5.17 FBR TRS Acknowledgment. FBR TRS hereby acknowledges Section 5.07 of the Investment Agreement and agrees to waive any breach of fiduciary duty owed by Crestview or any of its Affiliates (including their respective designees serving on the Board or the boards of directors of the Company’s Subsidiaries) to the extent (and subject to the obligations of Crestview) set forth in such Section 5.07.

Section 5.18 Acknowledgement Regarding Director Agreement. Notwithstanding any provision contained in this Agreement or any other agreement, the Parties hereby acknowledge that nothing contained herein or therein shall abrogate any of the rights of Eric F. Billings or the Company under or with respect to the Director Agreement.

Section 5.19 Directors’ Fiduciary Duties. Notwithstanding any other provision contained in this Agreement, the Parties acknowledge and agree that no Director will be required to take any action that in such Director’s judgment would be inconsistent with such Director’s fiduciary duties under applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the Parties as of the day first above written.

Forest Holdings LLC

By:	Crestview Partners, L.P., as Member

By:	Crestview Partners GP, L.P., its General Partner

By:	Crestview, L.L.C., its General Partner

By:	/s/ Thomas Murphy, Jr.
Name: Thomas Murphy, Jr.
Title: President

Forest Holdings (ERISA) LLC

By:	Crestview Partners (ERISA) L.P., as Member

By:	Crestview Partners GP, L.P., its General Partner

By:	Crestview, L.L.C., its General Partner

By:	/s/ Thomas Murphy, Jr.
Name: Thomas Murphy, Jr.
Title: President

Friedman, Billings, Ramsey Group, Inc. (d/b/a Arlington Asset Investment Corp.)

By:	/s/ J. Rock Tonkel, Jr.
Name: J. Rock Tonkel, Jr.
Title: President and Chief Operating Officer

Signature Page to Amended and Restated Voting Agreement

FBR TRS Holdings, Inc.

By:	/s/ J. Rock Tonkel, Jr.
Name: J. Rock Tonkel, Jr.
Title: President and Chief Operating Officer

FBR Capital Markets Corporation

By:	/s/ Richard J. Hendrix
Name: Richard J. Hendrix
Title: President and Chief Executive Officer

Signature Page to Amended and Restated Voting Agreement